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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-K

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                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                                 APRIL 12, 2000
                                (Date of Report)
                        (Date of earliest event reported)

                                  GENRAD, INC.
             (Exact name of registrant as specified in its charter)

     MASSACHUSETTS                  1-8045            04-1360950
(State of incorporation          (Commission         (IRS Employer
    or organization)             File Number)              Identification No.)

                             7 TECHNOLOGY PARK DRIVE
                             WESTFORD, MA 01886-0033
                                 (978) 589-7000

                    (Address of principal executive offices, including zip code and telephone number)

                                       N/A
          -------------------------------------------------------------
          (Former name or former address, if changed since last report)


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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

     On April 12, 2000, the Company closed on a tender offer for approximately 95% of the outstanding share capital of Autodiagnos AB ("Autodiagnos"), a publicly traded company in Sweden. The total consideration to be paid for the shares is approximately $26.0 million. The remainder of the outstanding share capital of Autodiagnos will be acquired by the Company through a statutory process in Sweden. The purchase price for the shares was determined by the Board of Directors of the Company, upon advice from the Company's financial advisors in Sweden. Autodiagnos is an automotive aftermarket diagnostics software and equipment vendor based in Sweden. Autodiagnos maintains sales offices in England, the Netherlands, Germany and the United States. Autodiagnos will complement the Company's existing advanced diagnostic solution business by expanding its market and product base.

ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS

          (a)  FINANCIAL STATEMENTS OF BUSINESS ACQUIRED.

          Not applicable.

          (b)  PRO FORMA FINANCIAL INFORMATION.

          Not applicable.

          (c)  EXHIBITS.

          Not applicable.


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                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                        GENRAD, INC.

                                        By:   /s/ Walter A. Shephard
                                             -----------------------------
                                              Walter A. Shephard
                                              Chief Financial Officer

Date:  April 27, 2000


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